AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                       AELTUS INVESTMENT MANAGEMENT, INC.

Series                                                 Annual Sub-Advisory Fee
------                                                 -----------------------
ING VP Growth and Income Portfolio                   0.225% on first $10 billion
                                                      0.203% on next $5 billion
                                                      0.191% on over $15 Billion